EXHIBIT 32.1

                        ICY SPLASH FOOD & BEVERAGE, INC.
          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Icy Splash Food & Beverage, Inc. (the Company) on Form 10-KSB for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Joseph Aslan, President and Chief Executive Officer of the Company, and Charles Tokarz, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to Icy Splash Food & Beverage, Inc. and will be retained by Icy Splash Food & Beverage, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  April 15, 2005


   /s/ Joseph Aslan
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Joseph Aslan
President and Chief Executive Officer


   /s/ Charles Tokarz
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Charles Tokarz
Chief Financial Officer and Treasurer